UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, no par value	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 12, 2024, Scott A. Klosterman tendered his resignation as a director of Dynatronics Corporation (the "Company") to the Company's Board of Directors (the "Board"). At the time of his resignation, Mr. Klosterman was serving as Chairman of the Compensation Committee and as a member of the Audit and Nominating and Governance Committees.  In connection with Mr. Klosterman's resignation, the Board has appointed Brian M. Larkin to serve as the Chairman of the Compensation Committee.

Appointment of New Director

On January 12, 2024, the Board appointed Andrew Hulett as a director to fill the vacancy created by Mr. Klosterman's resignation to serve for a term commencing January 12, 2024 and expiring at the 2024 Annual Meeting of Shareholders of the Company and until his successor is duly elected and qualified, unless he sooner dies, retires or resigns.  In connection with his appointment as a director, Mr. Hulett was also appointed by the Board to serve on the Board's Compensation, Audit and Nominating and Governance Committees. The Board has determined that Mr. Hulett satisfies the current "independent director" standards established by the rules of The Nasdaq Stock Market.  The Company announced the appointment of Mr. Hulett in a press release on January 15, 2024. A copy of that press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Hulett, 50, has been the principal of Common Sail Investment Group from 2004 to the present, the parent of Laurus Strategies, Empower HR and five other businesses. As principal and executive of Empower HR, an HR outsourcing services firm, he led business development and professionalizing the back office of emerging middle market businesses from 2011 through 2024, which included leading the sale of the business in 2022 and supporting transition activity with new ownership. Mr. Hulett co-founded Larus Strategies and was one of the firm's leading executives from 2004 to 2017. He led the sale of the business in 2014 and was retained to support transition activity through 2017. From 1999 to 2004, Mr. Hulett was Group Insurance Representative for Jefferson Pilot Financial, where he was recognized as sales representative of the year 5 times. Mr. Hulett attended University of Minnesota and is a graduate of Carlson School of Management. The Board believes that Mr. Hulett's extensive experience in business ownership and as a seasoned executive in business development qualify him to serve as a member of our Board.

Mr. Hulett will receive annual compensation in accordance with the Company's standard remuneration for its non-employee directors, which provides that non-employee directors receive (i) an annual equity retainer of 4,000 shares of the Company's common stock under the Company's 2020 Equity Incentive Plan.  All retainer payments are made in two equal installments on January 1 and July 1 of each fiscal year, and are pro-rated to the date a director commences Board service.

In addition, it is anticipated that Mr. Hulett will enter into the Company's standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

There are no other arrangements or understandings between Mr. Hulett and any other person pursuant to which he was selected to serve on the Board. There are no family relationships between Mr. Hulett and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Indemnification Agreement
99.1	Press Release dated January 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2024	DYNATRONICS CORPORATION

	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	President & Chief Executive Officer